EXHIBIT 31.4
CERTIFICATIONS

I, Brandon S. Pedersen, certify that:
1.    I have reviewed this quarterly report on Form 10-Q/A of Alaska Air Group, Inc. for the period ended March 31, 2011;
2.    Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

July 26, 2011                By    /s/ Brandon S. Pedersen
Brandon S. Pedersen
Chief Financial Officer